Melinta Therapeutics Names David Gill as Chairman and Announces CEO Succession Plan

~ Company Initiates Search for New Chief Executive Officer ~

MORRISTOWN, N.J., August 9, 2019 - Melinta Therapeutics, Inc. (NASDAQ: MLNT), a commercial-stage company focused on the development and commercialization of novel antibiotics to treat serious bacterial infections, today announced changes to its board of directors and executive management team.

David Gill, a current Melinta board member, has been named chairman of the board of directors, effective immediately, succeeding Kevin Ferro, who voluntarily resigned from the position and the board of directors.

John H. Johnson voluntarily resigned from his position as chief executive officer (CEO) due to changes in the Company’s circumstances and in order to pursue other opportunities. Mr. Johnson will serve as acting CEO for at least 30 days to work through the transition, including the search process and appointment of a permanent successor. Mr. Johnson also resigned from his position as director, effective immediately. Additionally, and at the request of the board of directors, Mr. Johnson will remain a strategic advisor to Melinta for at least six months.

“On behalf of the Board, I would like to thank Kevin for his contributions to the Company,” said David Gill, chairman of Melinta. “The Board and I also want to thank John for his dedication and service as a long-standing board member and most recently for his leadership and stepping into the CEO position during a very challenging time for the Company and antibiotics industry as a whole. John made many significant contributions to further advance the Company’s mission to provide life-saving therapeutic solutions that address the evolving global threat of bacterial infections and antibiotic resistance. We look forward to continuing to work closely with John on the process to select a successor and as a strategic advisor during Melinta’s next phase,” Gill added.

“It has been an honor to work with such a talented team that is truly dedicated to providing critical and potentially life-saving antibiotics to patients in need. Since joining Melinta as CEO, the organization has made tremendous strides towards enhancing operational efficiencies, increasing product sales, working with stakeholders to improve the reimbursement landscape, securing a Prescription Drug User Fee Act (PDUFA) action date of October 24, 2019 for the supplemental new drug application (sNDA) to expand the current indication for Baxdela® (delafloxacin) for community-acquired bacterial pneumonia (CABP), and enrolling more than half of the target study population in a clinical study evaluating a shorter infusion time formulation of Orbactiv® (oritavancin) for the treatment of adult patients with acute bacterial skin and skin structure infections (ABSSSI),” said John H. Johnson, chief executive officer of Melinta. “I look forward to working with the board and management team to continue executing against Melinta’s strategy to deliver antibiotics solutions to both patients and providers,” Johnson added.

Mr. Gill joined the Company’s board of directors in April 2012. Mr. Gill served as chief financial officer of EndoChoice Holdings, Inc., a publicly-traded medical device company from August 2014 to November 2016, and as president and chief financial officer from March 2016 to November 2016, when the company was acquired. He served as the chief financial officer of INC Research Holdings Inc. (now known as Syneos), a clinical research organization, from February 2011 to August 2013, after having served as a board member and its audit committee chairman from 2007 to 2010. Mr. Gill currently serves as a director of Evolus, Inc., an aesthetics company, YmAbs Therapeutics, an immuno-oncology company and Strata Skins Sciences, a dermatology company. Earlier in his career, Mr. Gill served in a variety of senior executive leadership roles for several medical device companies, including TramsEnterix, NxStage Medical, CTI Molecular Imaging, Inc., Novoste Corporation and Dornier Medical. Mr. Gill holds a B.S. degree, cum laude, in Accounting from

Wake Forest University and an M.B.A. degree, with honors, from Emory University, and was formerly a certified public accountant.

About Melinta Therapeutics
Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela® (delafloxacin), Vabomere® (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. This portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including statements related to guidance. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made and include statements regarding: expectations with respect to our financial position, results and performance, compliance with our debt facilities and discussions with our creditors. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.
Risks and uncertainties for Melinta include, but are not limited to, the fact that we have incurred significant operating losses since inception and will incur continued losses for the foreseeable future; our limited operating history; our need for future capital and risks related to our ability to obtain additional capital to fund future operations; risks related to our failure to close on the full amount of the two disbursements under the Vatera loan financing and risks related to the satisfaction of the closing conditions for the remaining disbursement amount, including the inability to close on such disbursement; risks related to our ability to borrow additional amounts under the Deerfield facility agreement; risks related to compliance with the covenants under our facilities with Vatera and Deerfield; risks related to our future liquidity, including uncertainties of cash flows and inability to meet working capital needs as well as other milestones, royalty and payment obligations, including as a result of the outcome of the pending litigation with respect to, and any requirement to make, payments potentially due under our purchase agreement with to The Medicines Company; risks that may arise from the Vatera loan financing and the Deerfield facility agreement, including potential dilution to our stockholders and the fact that Vatera beneficially owns a substantial portion of our common stock; risks related to our ability to continue as a going concern unless we can secure additional sources of liquidity; our substantial indebtedness; risks related to potential strategic transactions; risks related to the commercial launches of our products and our inexperience as a company in marketing drug products; the degree of market acceptance of our products among physicians, patients, health care payors and the medical community; the pricing we are able to achieve for our products; failure to obtain and sustain an adequate level of reimbursement for our products by third-party payors; inaccuracies in our estimates of the market for and commercialization potential of our products; failure to maintain optimal inventory levels to meet commercial demand for any of our products; risks that our competitors are able to develop and market products that are preferred over our products; our dependence upon third parties for the manufacture and supply of our marketed products; failure to achieve the benefits of our recently completed transactions with Cempra and The Medicines Company; failure to establish and maintain development and commercialization collaborations; uncertainty in the outcome or timing of clinical trials and/or receipt of regulatory approvals for our product candidates; undesirable side effects of our products; failure of third parties to conduct clinical trials in accordance with their contractual obligations; our ability to identify, develop, acquire or in-license products; difficulties in managing the growth of our company; the effects of recent comprehensive tax reform; risks related to failure to comply with extensive laws and regulations; product liability risks related to our products; failure to retain key personnel; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; risks relating to third party infringement of intellectual property rights; our ability to maintain effective internal control over financial reporting; unfavorable outcomes in any of the class action and shareholder derivative lawsuits currently pending against the Company; and the fact that a substantial number of shares of common stock may be sold into the public markets by one or more of our large stockholders in the near future. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.
Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2018, our Revised Definitive Proxy Statement filed January 29, 2019, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.
For More Information:

Media Inquiries:
Lindsay Rocco
Elixir Health Public Relations
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Inquiries:
Susan Blum
(312) 767-0296
ir@melinta.com